Exhibit 32.2
CERTIFICATION FURNISHED PURSUANT TO
SECURITIES EXCHANGE ACT RULE 13a-14(b)
OR RULE 15d-14(b) AND 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report on Form 10-K of the Tennessee Valley Authority (the “Company”) for the year ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John M. Hoskins, Interim Chief Financial Officer and Executive Vice President, Financial Services of the Company, certify, for the purposes of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) the Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ John M. Hoskins

John M. Hoskins
Interim Chief Financial Officer and
Executive Vice President, Financial Services
December 15, 2006